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Master Investment Portfolio
Extended Index Master Portfolio (Series16)
Transactions Effected Pursuant to Rule 10f-3
N-SAR Item 77(O)

                                                                                Aggregate   Aggregate           Total
                                                  Underwriter                   Principal   Principal Purchase Commission
                          Date of   Date of         From Whom       Affiliated    Amount     Amount     Price   Paid to
         Issuer          Offering   Purchase        Purchased       Underwriterof Offering  Purchased Per ShareAffiliate


Turnstone Systems, Inc.   1/31/00   1/31/00  Goldman Sachs          Stephens In $  87,000,0 $       5, $    29. $          -
Diversa Corp.             2/14/00   2/14/00  Bear Stearns           Stephens In   174,000,0          2       24             -
Choice One Communication  2/16/00   2/16/00  Morgan Stanley         Stephens In   142,900,0          3       20             -
Crown Media Holdings Inc  5/4/00     5/4/00  Donaldson, Luftkin, JenStephens In   140,000,0        82,       14             -
Manufacturers Services L  6/23/00   6/23/00  Donaldson, Luftkin, JenStephens In   176,000,0        89,       16             -
Radview Software Ltd.     8/9/00     8/9/00  Donaldson, Luftkin, JenStephens In     40,000,        20,       10             -
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